Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES THIRD QUARTER 2022 EARNINGS

Charlottesville, VA – October 27, 2022 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported net income of $5.8 million, or $1.08 per diluted share, for the quarter ended September 30, 2022, which represents an 84% increase over net income of $3.1 million, or $0.59 per diluted share, recognized for the quarter ended September 30, 2021. For the nine months ended September 30, 2022, net income of $16.4 million, or $3.06 per diluted share, was recognized, compared to $4.8 million, or $1.07 per diluted share, for the nine months ended September 30, 2021. Note that merger and merger-related expenses of $1.9 million and $8.1 million were incurred in the quarterly and year-to-date periods ended September 30, 2021, respectively, in connection with the April 1, 2021 mergers of Fauquier Bankshares, Inc. (“Fauquier”) and The Fauquier Bank ("TFB") with and into the Company and Virginia National Bank (the "Bank"), respectively.

“We are extremely pleased with our third quarter and year-to-date financial results,” commented President and Chief Executive Officer, Glenn W. Rust. “We continue to benefit from the efficiencies gained from our 2021 merger with Fauquier and we remain ahead of our original projections of the earn back period. Net interest income has increased substantially over the prior year, and we have effectively managed our overhead cost structure. Our strong balance sheet, capital levels and liquidity have allowed us to take a conservative approach to lending as we remain cautious during these trying economic times.”

Third Quarter 2022 and Selected Balance Sheet Financial Highlights

•
Return on average assets ("ROAA") for the three months ended September 30, 2022 increased to 1.30% compared to 0.65% realized in the same period in the prior year.
•
Return on average equity (“ROAE”) for the three months ended September 30, 2022 improved to 16.50% compared to 7.70% realized in same period in the prior year.
•
The efficiency ratio on a fully tax equivalent basis (“FTE”) (a non-GAAP financial measure)1 was 57.0% for the three months ended September 30, 2022, an improvement over the 75.2% for the same period in the prior year.
•
The Company has not incurred any merger or merger-related expenses since December 31, 2021, compared to $8.1 million incurred during the nine months ended September 30, 2021.
•
The Company is realizing significant savings associated with the merger and expects to realize significant additional savings in salaries and employee benefits, data processing and professional fees over the next year. Full-time equivalent employee headcount was 215 as of April 1, 2021, the effective date of the merger, and is down to 165 as of September 30, 2022.

Loans and Asset Quality

•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.08% as of September 30, 2022, compared to 0.13% as of September 30, 2021. Nonperforming assets have been reduced to $1.5 million as of September 30, 2022, compared to $2.4 million as of September 30, 2021, as the company currently holds no other real estate owned and has reduced non-accrual loans and loans greater than 90 days past due as detailed below.

__________________________________________________________________

1 See "Reconciliation of Certain Non-GAAP Financial Measures" at the end of this release.

Loans and Asset Quality (continued)

•
Three loans to two borrowers are in non-accrual status, totaling $607 thousand, as of September 30, 2022, compared to $777 thousand as of September 30, 2021. Acquired loans that otherwise would be in non-accrual status are not included in this figure, as they earn interest through the yield accretion.
•
Loans 90 days or more past due and still accruing interest amounted to $859 thousand as of September 30, 2022, compared to $1.0 million as of September 30, 2021. The September 30, 2022 balance includes a government-guaranteed loan in the amount of $709 thousand. The portfolio includes three non-insured student loans that are 90 days or more past due and still accruing interest, amounting to $21 thousand. Acquired loans that are greater than 90 days past due and still accruing interest are included in this figure, net of their fair value mark.
•
The period-end allowance for loan losses (“ALLL”) as a percentage of total loans was 0.58% as of September 30, 2022 and 0.51% as of September 30, 2021. The fair value mark that was allocated to the acquired loans was $21.3 million as of April 1, 2021 with a remaining balance of $17.0 million as of September 30, 2022. The ALLL as a percentage of gross loans, excluding the impact of the acquired loans and fair value mark (a non-GAAP financial measure)1, would have been 0.90% as of September 30, 2022 and September 30, 2021. The total of the ALLL and the fair value mark as a percentage of gross loans (a non-GAAP financial measure)1 amounted to 2.38% as of September 30, 2022 and 2.24% as of September 30, 2021.
•
A provision for loan losses of $39 thousand was recognized during the three months ended September 30, 2022, compared to $267 thousand recognized in the three months ended September 30, 2021.
•
Gross loans outstanding at September 30, 2022 totaled $942.3 million, a decrease of $170.1 million, or 15%, compared to September 30, 2021. The decrease is due predominantly to: 1) paydowns of legacy organic loans due mainly to business sales, property sales and participation fluctuations of $72.8 million, 2) workouts and paydowns of loans acquired from Fauquier ("acquired loans") of $67.5 million, and 3) the forgiveness of Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans in the amount of $36.5 million.

Net Interest Income

•
Net interest income for the three months ended September 30, 2022 of $14.3 million increased $773 thousand, or 6%, compared to the three months ended September 30, 2021, due primarily to the increase in average balances of securities, positively impacting net interest income through rate and volume, offset by the reduction in average balances of loans.
•
The fair value accretion on acquired loans positively impacted net interest income by 12 basis points (“bps”) during the current quarter.
•
The overall cost of funds, including noninterest deposits, of 16 bps incurred in the three months ended September 30, 2022 increased 2 bps from 14 bps in the same period in the prior year. Overall, the cost of interest-bearing deposits declined period over period, from a cost of 31 bps to 22 bps. The slight increase is due to the impact of the Company prepaying 100% of its outstanding FHLB advances during the quarter ending September 30, 2021, which positively impacted interest expense by $416 thousand as a result of accelerating the fair value accretion on such TFB debt.
•
Low-cost deposits, which include noninterest checking accounts and interest-bearing checking, savings and money market accounts, remained in excess of 90% of total deposits at September 30, 2022 and 2021.

Noninterest Income

Noninterest income for the three months ended September 30, 2022 decreased $1.2 million, or 34%, compared to the three months ended September 30, 2021, primarily due to the prior period Other Income, as reported on the consolidated statements of income, including a second partial recovery of $401 thousand of unearned insurance premiums related to the loss of insurance on the student loan portfolio and a recovery of $312 thousand from a TFB loan that was charged off prior to April 1, 2021. In addition, wealth management fees, advisory and brokerage fees and debit/credit card/ATM fees have each decreased approximately $150 thousand over the prior period due to an anticipated reduction in the number of accounts in each area.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2022 declined $3.3 million, or 26%, compared to the three months ended September 30, 2021, primarily due to reduction in merger and merger-related expenses of $1.9 million, in addition to the reduction of data processing expenses of $402 thousand and reduction of salaries and employee benefits of $310 thousand, as a result of efficiencies gained from the merger.

Book Value

Book value per share was $23.65 as of September 30, 2022 and $30.13 as of September 30, 2021, and tangible book value per share (a non-GAAP financial measure)1 was $20.77 as of September 30, 2022 compared to $26.92 as of September 30, 2021. These values declined primarily due to the increase in unrealized loss on the investment portfolio period over period.

Income Taxes

The effective tax rate for the three months ended September 30, 2022 amounted to 18.0% compared to 19.4% for the three months ended September 30, 2021, which are both lower than the statutory rate due to the recognition of low-income housing tax credits. The effective tax rate for the prior period is higher than the current period due to the non-deductibility of certain merger and merger-related expenses in the prior period.

Dividends

Cash dividends of $1.6 million, or $0.30 per share, were declared during the current quarter. The remaining 72% of net income was retained.

_____________________________________________________________________

1 See "Reconciliation of Certain Non-GAAP Financial Measures" at the end of this release.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has ten banking offices throughout Fauquier and Prince William counties, four banking offices in Charlottesville and Albemarle County, and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. The Bank also offers, through its networking agreements with third parties, investment advisory and other investment services under Sturman Wealth Advisors. Investment management services are offered through Masonry Capital Management, LLC, a registered investment adviser and wholly-owned subsidiary of the Company.

The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: general economic and market conditions, including the effects of declines in real estate values, an increase in unemployment levels and general economic contraction as a result of COVID-19 or other pandemics; fluctuations in interest rates, deposits, loan demand, and asset quality; assumptions that underlie the Company’s allowance for loan losses; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (e.g., COVID-19 or other pandemics), and of governmental and societal responses thereto; the performance of vendors or other parties with which the Company does business; competition; technology; changes in laws, regulations and guidance; changes in accounting principles or guidelines; performance of assets under management; expected revenue synergies and cost savings from the recently completed merger with Fauquier may not be fully realized or realized within the expected timeframe; the businesses of the Company and Fauquier may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; and other factors impacting financial services businesses. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	September 30, 2022	December 31, 2021 *	September 30, 2021
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$25,856	$20,345	$18,919
Interest-bearing deposits in other banks	66,111	336,032	254,194
Federal funds sold	53,118	152,463	152,417
Securities:
Available for sale, at fair value	538,459	303,817	277,046
Restricted securities, at cost	5,138	4,950	2,610
Total securities	543,597	308,767	279,656
Loans, net of deferred fees and costs	942,347	1,061,211	1,112,450
Allowance for loan losses	(5,485)	(5,984)	(5,623)
Loans, net	936,862	1,055,227	1,106,827
Premises and equipment, net	18,817	25,093	25,239
Bank owned life insurance	38,298	31,234	31,033
Goodwill	8,140	8,140	8,898
Core deposit intangible, net	6,990	8,271	7,855
Other intangible assets, net	223	274	290
Other real estate owned, net	-	611	611
Right of use asset, net	6,941	7,583	7,970
Accrued interest receivable and other assets	28,803	18,144	17,916
Total assets	$1,733,756	$1,972,184	$1,911,825
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$539,134	$522,281	$504,696
Interest-bearing	417,530	446,314	424,642
Money market and savings deposit accounts	505,733	665,530	642,788
Certificates of deposit and other time deposits	134,250	162,045	165,057
Total deposits	1,596,647	1,796,170	1,737,183
Junior subordinated debt, net	3,401	3,367	3,356
Lease liability	6,551	7,108	7,463
Accrued interest payable and other liabilities	1,183	3,552	3,913
Total liabilities	1,607,782	1,810,197	1,751,915
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-	-
Common stock, $2.50 par value	13,214	13,178	13,178
Capital surplus	105,095	104,584	104,446
Retained earnings	58,026	46,436	42,746
Accumulated other comprehensive loss	(50,361)	(2,211)	(460)
Total shareholders' equity	125,974	161,987	159,910
Total liabilities and shareholders' equity	$1,733,756	$1,972,184	$1,911,825
Common shares outstanding	5,327,271	5,308,335	5,307,235
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	-	-	-
Preferred shares authorized	2,000,000	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended		For the nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Interest and dividend income:
Loans, including fees	$11,024	$12,957	$32,403	$31,904
Federal funds sold	299	45	662	78
Other interest-bearing deposits	618	55	973	94
Investment securities:
Taxable	2,626	742	5,300	2,006
Tax exempt	313	280	925	729
Dividends	66	55	192	121
Total interest and dividend income	14,946	14,134	40,455	34,932

Interest expense:
Demand and savings deposits	471	673	1,645	1,598
Certificates and other time deposits	147	282	499	886
Borrowings	51	(325)	148	(181)
Total interest expense	669	630	2,292	2,303
Net interest income	14,277	13,504	38,163	32,629
Provision for (recovery of) loan losses	39	267	(30)	477
Net interest income after provision for (recovery of) loan losses	14,238	13,237	38,193	32,152

Noninterest income:
Wealth management fees	590	744	1,719	2,053
Advisory and brokerage income	213	358	639	908
Deposit account fees	443	396	1,366	982
Debit/credit card and ATM fees	660	808	2,146	1,561
Earnings/increase in value of bank owned life insurance	252	201	709	507
Resolution of commercial dispute	-	-	2,400	-
Gains on sale of assets	4	-	1,117	-
Other	138	971	637	1,426
Total noninterest income	2,300	3,478	10,733	7,437

Noninterest expense:
Salaries and employee benefits	4,252	4,562	13,069	11,705
Net occupancy	1,318	1,039	3,797	2,643
Equipment	249	205	786	661
Bank franchise tax	304	320	912	922
Computer software	287	361	907	744
Data processing	712	1,114	2,149	2,397
FDIC deposit insurance assessment	70	349	421	594
Marketing, advertising and promotion	347	337	873	706
Merger and merger-related expenses	-	1,935	-	8,087
Plastics expense	91	212	322	589
Professional fees	310	186	1,051	873
Core deposit intangible amortization	415	417	1,281	845
Other	1,148	1,787	3,472	2,832
Total noninterest expense	9,503	12,824	29,040	33,598

Income before income taxes	7,035	3,891	19,886	5,991
Provision for income taxes	1,263	753	3,505	1,201
Net income	$5,772	$3,138	$16,381	$4,790
Net income per common share, basic	$1.08	$0.59	$3.08	$1.08
Net income per common share, diluted	$1.08	$0.59	$3.06	$1.07
Weighted average common shares outstanding, basic	5,326,543	5,306,370	5,321,652	4,453,303
Weighted average common shares outstanding, diluted	5,348,900	5,338,872	5,347,878	4,478,779

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Common Share Data:
Net income per weighted average share, basic	$1.08	$1.07	$0.93	$0.98	$0.59
Net income per weighted average share, diluted	$1.08	$1.06	$0.92	$0.98	$0.59
Weighted average shares outstanding, basic	5,326,543	5,326,271	5,311,983	5,308,108	5,306,370
Weighted average shares outstanding, diluted	5,348,900	5,347,008	5,343,564	5,338,088	5,338,872
Actual shares outstanding	5,327,271	5,326,271	5,326,271	5,308,335	5,307,235
Tangible book value per share at period end	$20.77	$22.24	$24.37	$27.36	$26.92

Key Ratios:
Return on average assets [1]	1.30%	1.27%	1.03%	1.06%	0.65%
Return on average equity [1]	16.50%	16.16%	12.53%	12.86%	7.70%
Net interest margin (FTE) [2]	3.47%	3.02%	2.59%	2.72%	3.08%
Efficiency ratio (FTE) [3]	57.04%	58.32%	62.02%	57.70%	75.17%
Loan-to-deposit ratio	59.02%	60.05%	56.75%	59.08%	64.04%

Net Interest Income:
Net interest income	$14,277	$12,461	$11,425	$12,359	$13,504
Net interest income (FTE) [2]	$14,360	$12,543	$11,490	$12,437	$13,581

Capital Ratios:
Tier 1 leverage ratio	9.17%	8.79%	8.03%	7.61%	7.59%
Total risk-based capital ratio	16.97%	16.51%	15.66%	14.56%	13.74%

Assets and Asset Quality:
Average earning assets	$1,644,124	$1,668,471	$1,802,461	$1,817,010	$1,750,799
Average gross loans	$959,086	$984,883	$1,031,593	$1,088,278	$1,140,281
Paycheck Protection Program loans, end of period	$254	$1,925	$9,976	$24,482	$36,740
Fair value mark on acquired loans	$17,046	$17,502	$17,920	$18,466	$19,328

Allowance for loan losses:
Beginning of period	$5,503	$5,834	$5,984	$5,623	$5,522
Provision for (recovery of) loan losses	39	(217)	148	537	267
Charge-offs	(119)	(191)	(473)	(230)	(208)
Recoveries	62	77	175	54	42
Net charge-offs	(57)	(114)	(298)	(176)	(166)
End of period	$5,485	$5,503	$5,834	$5,984	$5,623

Non-accrual loans [4]	$607	$511	$518	$495	$777
Loans 90 days or more past due and still accruing [5]	859	626	837	800	1,044
OREO	-	-	611	611	611
Total nonperforming assets (NPA)	$1,466	$1,137	$1,966	$1,906	$2,432

NPA as a % of total assets	0.08%	0.07%	0.10%	0.10%	0.13%
NPA as a % of gross loans plus OREO	0.16%	0.12%	0.20%	0.18%	0.22%
ALLL to gross loans	0.58%	0.57%	0.58%	0.56%	0.51%
ALLL + fair value mark to gross loans (non-GAAP)	2.38%	2.39%	2.35%	2.30%	2.24%
Non-accruing loans to gross loans [4]	0.06%	0.05%	0.05%	0.05%	0.07%
Net charge-offs to average loans [1]	0.02%	0.05%	0.12%	0.06%	0.06%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a FTE basis, using a Federal income tax rate of 21%.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 Acquired loans which otherwise would be in non-accrual status are not included in this figure, as they earn interest through the yield accretion.

5 Past due loans from the acquired portfolio are included at fair value.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	September 30, 2022			September 30, 2021
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
(dollars in thousands)	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities	$445,854	$2,692	2.42%	$214,194	$797	1.49%
Tax Exempt Securities [1]	65,836	395	2.40%	59,869	355	2.37%
Total Securities [1]	511,690	3,087	2.41%	274,063	1,152	1.68%
Loans:
Real Estate	834,323	9,485	4.51%	929,017	10,005	4.27%
Commercial	74,970	846	4.48%	141,388	1,810	5.08%
Consumer	49,793	693	5.52%	69,876	1,144	6.50%
Total Loans	959,086	11,024	4.56%	1,140,281	12,959	4.51%
Fed Funds Sold	52,908	298	2.23%	137,472	45	0.13%
Other interest-bearing deposits	120,440	620	2.04%	198,983	55	0.11%
Total Earning Assets	1,644,124	15,029	3.63%	1,750,799	14,211	3.22%
Less: Allowance for Loan Losses	(5,530)			(5,607)
Total Non-Earning Assets	124,247			159,106
Total Assets	$1,762,841			$1,904,298

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$401,886	$56	0.06%	$410,504	$72	0.07%
Money Market and Savings Deposits	547,878	415	0.30%	621,211	601	0.38%
Time Deposits	142,195	147	0.41%	171,256	282	0.65%
Total Interest-Bearing Deposits	1,091,959	618	0.22%	1,202,971	955	0.31%
Borrowings	—	—	—	22,260	(375)	-6.68%
Junior subordinated debt	3,394	51	5.96%	3,349	50	5.92%
Total Interest-Bearing Liabilities	1,095,353	669	0.24%	1,228,580	630	0.20%
Non-Interest-Bearing Liabilities:
Demand deposits	519,759			499,068
Other liabilities	8,932			15,003
Total Liabilities	1,624,044			1,742,651
Shareholders' Equity	138,797			161,647
Total Liabilities & Shareholders' Equity	$1,762,841			$1,904,298
Net Interest Income (FTE)		$14,360			$13,581
Interest Rate Spread [2]			3.38%			3.02%
Cost of Funds			0.16%			0.14%
Interest Expense as a Percentage of Average Earning Assets			0.16%			0.14%
Net Interest Margin (FTE) [3]			3.47%			3.08%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the nine months ended
	September 30, 2022			September 30, 2021
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
(dollars in thousands)	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities	$340,692	$5,492	2.15%	$189,250	$2,127	1.50%
Tax Exempt Securities [1]	65,447	1,170	2.38%	50,559	923	2.43%
Total Securities [1]	406,139	6,662	2.19%	239,809	3,050	1.70%
Loans:
Real Estate	855,632	27,567	4.31%	771,407	24,284	4.21%
Commercial	85,148	2,930	4.60%	158,691	4,967	4.18%
Consumer	50,808	1,906	5.02%	65,426	2,653	5.42%
Total Loans	991,588	32,403	4.37%	995,524	31,904	4.28%
Fed Funds Sold	118,228	661	0.75%	94,502	78	0.11%
Other interest-bearing deposits	196,801	975	0.66%	118,331	94	0.11%
Total Earning Assets	1,712,756	40,701	3.18%	1,448,166	35,126	3.24%
Less: Allowance for Loan Losses	(5,806)			(5,618)
Total Non-Earning Assets	124,518			104,539
Total Assets	$1,831,468			$1,547,087

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$411,504	$175	0.06%	$333,193	$191	0.08%
Money Market and Savings Deposits	584,597	1,470	0.34%	484,742	1,407	0.39%
Time Deposits	151,045	499	0.44%	148,715	886	0.80%
Total Interest-Bearing Deposits	1,147,146	2,144	0.25%	966,650	2,484	0.34%
Borrowings	—	—	—	31,967	(280)	-1.17%
Junior subordinated debt	3,383	148	5.85%	2,324	99	5.70%
Total Interest-Bearing Liabilities	1,150,529	2,292	0.27%	1,000,941	2,303	0.31%
Non-Interest-Bearing Liabilities:
Demand deposits	524,592			402,163
Other liabilities	10,107			10,617
Total Liabilities	1,685,228			1,413,721
Shareholders' Equity	146,240			133,366
Total Liabilities & Shareholders' Equity	$1,831,468			$1,547,087
Net Interest Income (FTE)		$38,409			$32,823
Interest Rate Spread [2]			2.91%			2.94%
Cost of Funds			0.18%			0.22%
Interest Expense as a Percentage of Average Earning Assets			0.18%			0.21%
Net Interest Margin (FTE) [3]			3.00%			3.03%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Fully tax-equivalent measures
Net interest income	$14,277	$12,461	$11,425	$12,359	$13,504
Fully tax-equivalent adjustment	83	82	65	78	77
Net interest income (FTE) [1]	$14,360	$12,543	$11,490	$12,437	$13,581

Efficiency ratio [2]	57.3%	58.6%	62.3%	58.0%	75.5%
Fully tax-equivalent adjustment	-0.3%	-0.3%	-0.3%	-0.3%	-0.3%
Efficiency ratio (FTE) [3]	57.0%	58.3%	62.0%	57.7%	75.2%

Net interest margin	3.45%	3.00%	2.57%	2.70%	3.06%
Fully tax-equivalent adjustment	0.02%	0.02%	0.02%	0.02%	0.02%
Net interest margin (FTE) [1]	3.47%	3.02%	2.59%	2.72%	3.08%

	Nine months ended
	September 30, 2022	September 30, 2021
Fully tax-equivalent measures
Net interest income	$38,163	$32,629
Fully tax-equivalent adjustment	230	194
Net interest income (FTE) [1]	$38,393	$32,823

Efficiency ratio [2]	59.4%	83.9%
Fully tax-equivalent adjustment	-0.3%	-0.4%
Efficiency ratio (FTE) [3]	59.1%	83.5%

Net interest margin	2.98%	3.01%
Fully tax-equivalent adjustment	0.02%	0.02%
Net interest margin (FTE) [1]	3.00%	3.03%

	As of
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Other financial measures
ALLL to gross loans	0.58%	0.57%	0.58%	0.56%	0.51%
Impact of acquired loans and fair value mark	0.32%	0.34%	0.37%	0.39%	0.39%
ALLL to gross loans, excluding acquired loans and fair value mark (non-GAAP)	0.90%	0.91%	0.95%	0.95%	0.90%

ALLL to gross loans	0.58%	0.57%	0.58%	0.56%	0.51%
Fair value mark to gross loans	1.80%	1.82%	1.77%	1.74%	1.73%
ALLL + fair value mark to gross loans (non-GAAP)	2.38%	2.39%	2.35%	2.30%	2.24%

Book value per share	$23.65	$25.20	$27.42	$30.50	$30.13
Impact of intangible assets	(2.88)	(2.96)	(3.05)	(3.14)	$(3.21)
Tangible book value per share (non-GAAP)	$20.77	$22.24	$24.37	$27.36	$26.92

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.